UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2010

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 9, 2010, the stockholders of Freeport-McMoRan Copper & Gold Inc. (the Company) approved the Amended and Restated 2006 Stock Incentive Plan to, among other things, permit our non-management directors and advisory directors to participate (as amended, the Plan). The purpose of the Plan is to attract, retain and motivate key employees, officers, directors, consultants and advisers and strengthen the mutuality of interests among such persons and the Company’s stockholders.

The corporate personnel committee of our board of directors generally administers the Plan and, except with respect to grants to non-management directors and advisory directors, has the authority to make awards under the Plan and to set the terms of the awards. The corporate personnel committee also has the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan. The nominating and corporate governance committee of our board of directors has the authority to grant awards to non-management and advisory directors, to set the terms of those awards, and to interpret and establish rules regarding non-management director and advisory director awards.

The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 37,000,000. No individual may receive in any year awards under the Plan, whether payable in cash or shares, that relate to more than 3,750,000 shares of our common stock. Further, the maximum value of an other stock-based award that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year is $5 million.

The Plan may be amended or terminated at any time by our board of directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after June 9, 2020.

Upon approval of the Plan by our stockholders at the annual meeting on June 9, 2010, certain equity awards previously granted became effective; namely, the 2,000 restricted stock units granted to each of our non-management directors on December 8, 2009, and the stock options to acquire 10,000 shares of our common stock at an exercise price of $66.49 and the 2,000 restricted stock units granted to each of our non-management and advisory directors on June 1, 2010.

For further information regarding the Plan, see our proxy statement filed with the Securities and Exchange Commission on April 23, 2010. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2010 annual meeting of stockholders on June 9, 2010 in Wilmington, Delaware. At the annual meeting, the Company’s stockholders (i) elected each of the twelve persons listed below to serve as a director of the Company for a term that will continue until the next annul meeting of stockholders, (ii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year, (iii) approved the Amended and Restated 2006 Stock Incentive Plan, (iv) rejected a stockholder proposal regarding requirements for a director candidate and (v) rejected a stockholder proposal regarding stock ownership requirements following termination of employment.

Of the 431,576,428 shares of our common stock outstanding as of the record date, 350,768,370 shares were represented at the annual meeting. Our independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of twelve directors.

Name	Votes For	Votes Withheld	Broker Non-Votes

Richard C. Adkerson	293,507,079	5,271,869	51,989,422
Robert J. Allison, Jr.	263,788,558	34,990,390	51,989,422
Robert A. Day	288,774,178	10,004,770	51,989,422
Gerald J. Ford	279,561,441	19,217,507	51,989,422
H. Devon Graham, Jr.	272,129,763	26,649,185	51,989,422
Charles C. Krulak	290,167,351	8,611,597	51,989,422
Bobby Lee Lackey	271,650,109	27,128,839	51,989,422
Jon C. Madonna	296,313,746	2,465,202	51,989,422
Dustan E. McCoy	293,306,309	5,472,639	51,989,422
James R. Moffett	289,547,717	9,231,231	51,989,422
B. M. Rankin, Jr.	279,129,359	19,649,589	51,989,422
Stephen H. Siegele	296,483,542	2,295,406	51,989,422

Proposal 2:	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm.

Votes For	Votes Against	Abstentions

344,978,486	4,434,636	1,355,248

Proposal 3: Approval of the Amended and Restated 2006 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

235,943,646	60,942,328	1,892,974	51,989,422

Proposal 4: Stockholder Proposal No. 1 regarding requirements for a director candidate.

Votes For	Votes Against	Abstentions	Broker Non-Votes

99,066,677	192,400,255	7,312,016	51,989,422

Proposal 5: Stockholder Proposal No. 2 regarding stock ownership requirements following termination of employment.

Votes For	Votes Against	Abstentions	Broker Non-Votes

87,276,238	209,224,230	2,278,480	51,989,422

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:	/s/ C. Donald Whitmire, Jr.

C. Donald Whitmire, Jr.

Vice President and Controller - Financial Reporting
(authorized signatory and Principal Accounting Officer)

Date: June 14, 2010

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit Number

10.1	Freeport-McMoRan Copper & Gold Inc. Amended and Restated 2006 Stock Incentive Plan.

10.2	Form of Notice of Grant of Nonqualified Stock Options and Restricted Stock Units under the 2006 Stock Incentive Plan (for grants made to non-management directors and advisory directors).